                                                                   EXHIBIT 10.29




                                      LEASE



                              DATED APRIL 18, 2000



                                 BY AND BETWEEN



                               AMB PROPERTY, L. P.
                                   as Landlord



                                       and



                                 HARMONIC, INC.
                                    as Tenant



                      AFFECTING PREMISES COMMONLY KNOWN AS



                               632 CARIBBEAN DRIVE
                              SUNNYVALE, CALIFORNIA

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
1.      Basic Provisions                                                                                1
        1.1    Parties                                                                                  1
        1.2    Premises                                                                                 1
        1.3    Term                                                                                     1
        1.4    Base Rent                                                                                I
        1.5    Tenant's Share of Operating Expenses                                                     1
        1.6    Tenant's Estimated Monthly Rent Payment                                                  1
        1.7    Security Deposit                                                                         1
        1.8    Permitted Use                                                                            1
        1.9    Guarantor                                                                                1
        1.10   Addenda and Exhibits                                                                     1
        1.11   Address for Rent Payments                                                                1
2.      Premises, Parking and Common Areas                                                              2
        2.1    Letting                                                                                  2
        2.2    Common Areas - Definition                                                                2
        2.3    Common Areas - Tenant's Rights                                                           2
        2.4    Common Areas - Rules and Regulations                                                     2
        2.5    Common Area Changes                                                                      2
3.      Term                                                                                            2
        3.1    Term                                                                                     2
        3.2    Delay in Possession                                                                      2
        3.3    Commencement Date Certificate                                                            2
4.      Rent                                                                                            2
        4.1    Base Rent                                                                                2
        4.2    Operating Expenses                                                                       3
5.      Security Deposit                                                                                3
6.      Use                                                                                             4
        6.1    Permitted Use                                                                            4
        6.2    Hazardous Substances                                                                     4
        6.3    Tenant's Compliance with Requirements                                                    5
        6.4    Inspection: Compliance with Law                                                          5
7.      Maintenance, Repairs, Trade Fixtures and Alterations                                            5
        7.1    Tenant's Obligations                                                                     5
        7.2    Landlord's Obligations                                                                   6
        7.3    Alterations                                                                              6
        7.4    Surrender/Restoration                                                                    6
8.      Insurance; Indemnity                                                                            6
        8.1    Payment of Premiums                                                                      7
        8.2    Tenant's Insurance                                                                       7
        8.3    Landlord's Insurance                                                                     7
        8.4    Waiver of Subrogation                                                                    7
        8.5    Indemnity                                                                                7
        8.6    Exemption of Landlord from Liability                                                     8
9.      Damage or Destruction                                                                           8
        9.1    Termination Right                                                                        8
        9.2    Damage Caused by Tenant                                                                  8
10.     Real Property Taxes                                                                             8
        10.1   Payment of Real Property Taxes                                                           8
        10.2   Real Property Tax Definition                                                             9
        10.3   Additional Improvements                                                                  9
        10.4   Joint Assessment                                                                         9
        10.5   Tenant's Property Taxes                                                                  9
11.     Utilities                                                                                       9
12.     Assignment and Subletting                                                                       9
        12.1   Landlord's Consent Required                                                              9
        12.2   Rent Adjustment                                                                          9
13.     Default; Remedies                                                                               9
        13.1   Default                                                                                  10
        13.2   Remedies                                                                                 10
        13.3   Late Charges                                                                             10

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
14.     Condemnation                                                       10
15.     Estoppel Certificate and Financial Statements                      11
        15.1   Estoppel Certificate                                        11
        15.2   Financial Statement                                         11
16.     Additional Covenants and Provisions                                11
        16.1   Severability                                                11
        16.2   Interest on Past-Due Obligations                            11
        16.3   Time of Essence                                             11
        16.4   Landlord Liability                                          11
        16.5   No Prior or Other Agreements                                11
        16.6   Notice Requirements                                         11
        16.7   Date of Notice                                              11
        16.8   Waivers                                                     12
        16.9   Holdover                                                    12
        16.10  Cumulative Remedies                                         12
        16.11  Binding Effect; Choice of Law                               12
        16.12  Landlord                                                    12
        16.13  Attorneys' Fees and Other Costs                             12
        16.14  Landlord's Access: Showing Premises; Repairs                12
        16.15  Signs                                                       12
        16.16  Termination: Merger                                         12
        16.17  Quiet Possession                                            12
        16.18  Subordination: Attornment; Non-Disturbance                  13
        16.19  Rules and Regulations                                       13
        16.20  Security Measures                                           13
        16.21  Reservations                                                13
        16.22  Conflict                                                    13
        16.23  Offer                                                       13
        16.24  Amendments                                                  13
        16.25  Multiple Parties                                            14
        16.26  Authority                                                   14

Signatures                                                                 14

EXHIBIT A
EXHIBIT B
Not Applicable
Not Applicable
Not Applicable
Not Applicable
EXHIBIT G
Not Applicable
EXHIBIT I

                            AMB PROPERTY CORPORATION
                          INDUSTRIAL MULTI-TENANT LEASE

1.      BASIC PROVISIONS ("Basic Provisions").

        1.1 Parties: This Lease ("Lease") dated April 18, 2000, is made by and between AMB PROPERTY, L.P., a Delaware limited partnership, ("Landlord") and HARMONIC, INC., a Delaware corporation ("Tenant") (collectively the "Parties," or individually a "Party").

        1.2 Premises: The area consisting of 43,500 square feet of leasable area as outlined on Exhibit A attached hereto ("Premises"), of the building ("Building") located at 632 Caribbean Drive in the City of Sunnyvale, State of California. The Building is located in the industrial center commonly known as MBC/Moffett Business Center (the "Industrial Center"). Tenant shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.3 below), but shall not have any rights to the roof, exterior walls or utility raceways of the Building or to any other buildings in the Industrial Center. The Premises, the Building, the Common Areas, the land upon which they are located and all other buildings and improvements thereon are herein collectively referred to as the "Industrial Center."

        1.3 Term: Seven (7) years and Six (6) months ("Term") commencing April 1, 2003 ("Commencement Date") and ending September 30, 2010 ("Expiration Date").

        1.4 Base Rent: $91,350.00 per month ("Base Rent"). $91,350.00 payable on execution of this Lease for period April 1, 2003 through and including April 30, 2003.

        1.5 Tenant's Share of Operating Expenses ("Tenant's Share"):

             (a) Industrial Center                    15.24%

             (b) Building                               100%

        1.6 Tenant's Estimated Monthly Rent Payment: Following is the estimated monthly Rent payment to Landlord pursuant to the provisions of this Lease. This estimate is made at the inception of the Lease and is subject to adjustment pursuant to the provisions of this Lease:

             (a) Base Rent (Paragraph 4.1)            $91,350.00

             (b) Operating Expenses (Paragraph 4.2;
                 excluding Real Property
                 Taxes, Landlord Insurance)           $ 2,972.00

             (c) Landlord Insurance (Paragraph 8.3)   $   254.00

             (d) Real Property Taxes (Paragraph 10)   $ 3,565.00

                 Estimated Monthly Payment            $98,141.00

        1.7 Security Deposit: $130,500.00 ("Security Deposit").

        1.8 Permitted Use ("Permitted Use") Research and development, manufacturing, storage and distribution, offices and marketing and other legal related uses.

        1.9 Guarantor: N/A

        1.10 Addenda and Exhibits: Attached hereto are the following Addenda and Exhibits, all of which constitute a part of this Lease:

             (a) Addenda:  First Addendum to Lease

             (b) Exhibits: Exhibit A: Diagram of Premises.
                           Exhibit B: Commencement Date Certificate.
                           Exhibit C:
                           Exhibit D:
                           Exhibit E:
                           Exhibit F:
                           Exhibit G: Hazardous Materials Questionnaire. Exhibit H:
                           Exhibit I: Rules and Regulations.

        1.11 Address for Rent Payments: All amounts payable by Tenant to Landlord shall until further notice from Landlord be paid to AMB PROPERTY L. P./MBC MOFFETT BUSINESS CENTER, C/O ORCHARD PROPERTIES at the following address:

                                       File No.: 3750789034
                                       P.O. Box 840349
                                       Dallas, TX 75284-0349

2.      PREMISES, PARKING AND COMMON AREAS.

        2.1 Letting. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon all of the terms, covenants and conditions set forth in this Lease. Any statement of square footage set forth in this Lease or that may have been used in calculating Base Rent and/or Operating Expenses is an approximation which Landlord and Tenant agree is reasonable and the Base Rent and Tenant's Share based thereon is not subject to revision whether or not the actual square footage is more or less.

        2.2 Common Areas - Definition. "Common Areas" are all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Industrial Center and their respective employees, suppliers, shippers, tenants, contractors and invitees.

        2.3 Common Areas - Tenant's Rights. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or covenants, conditions and restrictions governing the use of the Industrial Center.

        2.4 Common Areas - Rules and Regulations. Landlord shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 16.19.

        2.5 Common Area Changes. Landlord shall have the right, in Landlord's sole discretion, from time to time:

             (a) To make changes to the Common Areas, including, without limitation, changes in the locations, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

             (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

             (c) To designate other land outside the boundaries of the Industrial Center to be a part of the Common Areas;

             (d) To add additional buildings and improvements to the Common
Areas;

             (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof; and

             (f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Industrial Center as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

3.      TERM.

        3.1 Term. The Commencement Date, Expiration Date and Term of this Lease are as specified in Paragraph 1.3.

        3.2 Delay in Possession. If for any reason Landlord cannot deliver possession of the Premises to Tenant by the Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder. In such case, Tenant shall not, except as otherwise provided herein, be obligated to pay Rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Premises to Tenant. The term of the Lease shall COMMENCE 30 days following notice to Tenant that Landlord is prepared to tender possession of the Premises to Tenant. If possession of the Premises is not delivered to Tenant within 120 days after the Commencement Date and such delay is not due to Tenant's acts, failure to act or omissions Tenant may by notice in writing to Landlord within 10 days after the end of said 120 day period cancel this Lease and the parties shall be discharged from all obligations hereunder. If such written notice of Tenant is not received by Landlord within said 10 day period, Tenant's right to cancel this Lease shall terminate.

        3.3 Commencement Date Certificate. At the request of Landlord, Tenant shall execute and deliver to Landlord a completed certificate ("Commencement Date Certificate") in the form attached hereto as Exhibit B.

4.      RENT.

        4.1 Base Rent. Tenant shall pay to Landlord Base Rent and other monetary obligations of Tenant to Landlord under the terms of this Lease (such other monetary obligations are herein referred to as "Additional Rent") in lawful money of the United States, without offset or deduction, in advance on or before the first day of each month. Base Rent and Additional Rent for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of

Base Rent and Additional Rent shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant. Base Rent and Additional Rent are collectively referred to as "Rent". All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be rent.

        4.2 Operating Expenses. Tenant shall pay to Landlord on the first day of each month during the term hereof, in addition to the Base Rent, Tenant's Share of all Operating Expenses in accordance with the following provisions:

             (a) "Operating Expenses" are all costs incurred by Landlord relating to the ownership, management and operation of the Industrial Center, Building and Premises including, but not limited to, the following:

                    (i) The management, operation, repair, maintenance and replacement in neat, clean, good order and condition of the Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, drainage systems, lighting facilities, fences and gates, exterior signs and tenant directories.

                    (ii) Water, gas, electricity, telephone and other utilities servicing the Common Areas.

                    (iii) Trash disposal, janitorial services, snow removal, properly management and security services.

                    (iv) Reserves set aside for maintenance, repair and replacement of the Common Areas and Building.

                    (v)    Real Property Taxes.

                    (vi) Premiums for the insurance policies maintained by Landlord under Paragraph 8 hereof.

                    (vii)  Environmental monitoring and insurance programs.

                    (viii) Monthly amortization of capital improvements to the Common Areas and the Building. The monthly amortization of any given capital improvement shall be the sum of the (i) quotient obtained by dividing the cost of the capital improvement by Landlord's estimate of the number of months of useful life of such improvement plus (ii) an amount equal to the cost of the capital improvement times 1/12 of the lesser of 12% or the maximum annual interest rate permitted by law.

                    (ix) Maintenance of the Building including, but not limited to, painting, caulking and repair and replacement of Building components, including, but not limited to, roof, elevators and fire detection and sprinkler systems.

                    (x) If Tenant fails to maintain the Premises, any expense incurred by Landlord for such maintenance.

             (b) Tenant's Share of Operating Expenses that are not specifically attributed to the Premises or Building ("Common Area Operating Expenses") shall be that percentage shown in Paragraph 1.5(a). Tenant's Share of Operating Expenses that are attributable to the Building ("Building Operating Expenses") shall be that percentage shown in Paragraph 1.5(b). Landlord in its sole discretion shall determine which Operating Expenses are Common Area Operating Expenses, Building Operating Expenses or expenses to be entirely borne by Tenant.

             (c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose any obligation upon Landlord to either have said improvements or facilities or to provide those services.

             (d) Tenant shall pay monthly in advance on the same day as the Base Rent is due Tenant's Share of estimated Operating Expenses in the amount set forth in Paragraph 1.6. Landlord shall deliver to Tenant within 90 days after the expiration of each calendar year a reasonably detailed statement showing Tenant's Share of the actual Operating Expenses incurred during the preceding year. If Tenant's estimated payments under this Paragraph 4(d) during the preceding year exceed Tenant's Share as indicated on said statement, Tenant shall be credited the amount of such overpayment against Tenant's Share of Operating Expenses next becoming due. If Tenant's estimated payments under this Paragraph 4.2(d) during said preceding year were less than Tenant's Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within 30 days after delivery by Landlord to Tenant of said statement. At any time Landlord may adjust the amount of the estimated Tenant's Share of Operating Expenses to reflect Landlord's estimate of such expenses for the year.

5. SECURITY DEPOSIT. Tenant shall deposit with Landlord prior to Commencement Date or Early Occupancy the Security Deposit set forth in Paragraph
1.7 as security for Tenant's faithful performance of Tenant's obligations under this Lease. If Tenant fails to pay Base Rent or Additional Rent or otherwise defaults under this Lease (as defined in Paragraph 13.1), Landlord may use the Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage (including attorney's fees) which Landlord may suffer or incur by reason thereof. Tenant shall on demand pay Landlord the amount so used or applied so as to restore the Security Deposit to the amount set forth in Paragraph 1.7. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Landlord shall, at the expiration or earlier termination of the term hereof and after Tenant has vacated the Premises, return to Tenant that portion of the Security Deposit not used or applied by Landlord. No part of the Security Deposit shall be considered to be held in trust, to bear interest, or to be prepayment for any monies to be paid by Tenant under this Lease.

6.      USE.

        6.1 Permitted Use. Tenant shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8. Tenant shall not commit any nuisance, permit the emission of any objectionable noise or odor, suffer any waste, make any use of the Premises which is contrary to any law or ordinance or which will invalidate or increase the premiums for any of Landlord's insurance. Tenant shall not service, maintain or repair vehicles on the Premises, Building or Common Areas. Tenant shall not store foods, pallets, drums or any other materials outside the Premises.

        6.2 Hazardous Substances.

             (a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord's prior consent, but upon notice to Landlord and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises, or neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant's giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Landlord's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit.

             (b) Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance is located in, under or about the Premises or the Building, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

             (c) Indemnification by Tenant. Tenant shall indemnify, protect, defend and hold Landlord, Landlord's affiliates, Lenders, and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys and agents of the foregoing ("Landlord Entities") and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant or by any of Tenant's employees, agents, contractors or invitees. Tenant's obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved. Tenant's obligations under this Paragraph 6.2(c) shall survive the expiration or earlier termination of this Lease.

             (D). LANDLORD'S REPRESENTATION REGARDING HAZARDOUS MATERIALS. LANDLORD HEREBY MAKES THE FOLLOWING REPRESENTATIONS TO TENANT AS OF THE EFFECTIVE DATE WITHOUT HAVING MADE ANY INVESTIGATION THEREOF (AND WITHOUT BEING REQUIRED TO MAKE OR BEING DEEMED TO HAVE MADE ANY SUCH INVESTIGATION) TO VERIFY THE ACCURACY THEREOF AND IS SUBJECT TO AND QUALIFIED BY ALL INFORMATION AND DISCLOSURES MADE TO TENANT BY LANDLORD. TO THE BEST OF THE LANDLORD'S KNOWLEDGE:

                    1. THE SOIL AND GROUNDWATER ON OR UNDER THE PROJECT DOES NOT CONTAIN HAZARDOUS MATERIALS IN AMOUNTS WHICH VIOLATE ANY HAZARDOUS MATERIALS LAWS TO THE EXTENT THAT ANY GOVERNMENTAL ENTITY COULD REQUIRE EITHER LANDLORD OR TENANT TO TAKE ANY REMEDIAL ACTION WITH RESPECT TO SUCH HAZARDOUS MATERIALS.

                    2. DURING THE TIME THAT LANDLORD HAS OWNED THE PROJECT, LANDLORD HAS RECEIVED NO WRITTEN NOTICE OF: (i) ANY VIOLATION, OR ALLEGED VIOLATION, OF ANY HAZARDOUS MATERIALS LAW WITH RESPECT TO THE PROJECT THAT HAS NOT BEEN REMEDIATED TO THE EXTENT THAT NO OTHER REMEDIATION IS THEN LEGALLY REQUIRED BY APPLICABLE LAW; (ii) ANY PENDING CLAIMS RELATING TO THE PRESENCE OF HAZARDOUS MATERIALS ON THE PROJECT; OR, (iii) ANY PENDING INVESTIGATION BY ANY GOVERNMENTAL AGENCY CONCERNING THE PROJECT RELATING TO HAZARDOUS MATERIALS.

        6.3 Tenant's Compliance with Requirements. Tenant shall, at Tenant's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the REASONABLE recommendations of Landlord's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Tenant shall, within 5 days after receipt of Landlord's written request, provide Landlord with copies of all documents and information evidencing Tenant's compliance with any Applicable Requirements and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements.

        6.4 Inspection; Compliance with Law. In addition to Landlord's environmental monitoring and insurance program, the cost of which is included in Operating Expenses, Landlord and the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lenders") shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times PROVIDED LANDLORD HAS PROVIDED TWENTY-FOUR (24) HOUR NOTICE TO TENANT, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements. Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The cost and expenses of any such inspections shall be paid by the party requesting same unless a violation of Applicable Requirements exists or is imminent or the inspection is requested or ordered by a governmental authority. In such case, Tenant shall upon request reimburse Landlord or Landlord's Lender, as the case may be, for the costs and expenses of such inspections.

7.      MAINTENANCE, REPAIRS, TRADE FIXTURES AND ALTERATIONS.

        7.1 Tenant's Obligations. Subject to the provisions of Paragraph 7.2 (Landlord's Obligations), Paragraph 9 (Damage or Destruction) and Paragraph 14 (Condemnation), Tenant shall, at Tenant's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonable or readily accessible to Tenant and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of such portion of the Premises) including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connectors if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Landlord pursuant to Paragraph 7.2 below. Tenant's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

        7.2 Landlord's Obligations. Subject to the provisions of Paragraph 6
(Use), Paragraph 7.1 (Tenant's Obligations), Paragraph 9 (Damage or Destruction) and Paragraph 14 (Condemnation), Landlord at its expense and not subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations and exterior walls of the Building and utility systems outside the Building. Landlord, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the Building roof and Common Areas.

        7.3 Alterations. Construction by Tenant of Alterations shall be governed by the following:

             A. Except as set forth below, Tenant shall not construct any Tenant Alterations or otherwise alter, improve, modify, or perform any work of improvement to the Premises without Landlord's prior written approval. However, Tenant shall be entitled, without Landlord's prior approval, to make Tenant Alterations (i) which do not affect the structural or exterior parts or water tight character of the Building, and (ii) the reasonably estimated cost of which, plus the original cost of any part of the Premises removed or materially altered in connection with such Tenant Alterations, together do not exceed the Permitted Tenant Alterations Limit per work of improvement. In the event Landlord's approval for any Tenant Alterations is required, Tenant shall not construct the Tenant Alterations until Landlord has approved in writing the plans and specifications therefor. Such Tenant Alterations shall be constructed substantially in compliance with such approved plans and specifications by a licensed contractor first approved by Landlord. All Tenant Alterations (whether Landlord's consent is required or not) shall be constructed by a licensed contractor in accordance with all Laws (including the ADA) using new materials of good quality.

             B. Tenant shall not commence construction of any Tenant Alterations until (i) all required governmental approvals and permits have been obtained,
(ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant has given Landlord at least five days' prior written notice of its intention to commence such construction, and (iv) if requested by Landlord, Tenant has obtained contingent liability and broad form builders' risk insurance in an amount reasonably satisfactory to Landlord if there are any perils relating to the proposed construction not covered by insurance carried pursuant to the Lease.

             C. All Tenant Alterations shall remain the property of Tenant during the Lease Term but shall not be altered or removed from the Premises except with Landlord's advance written permission. At the expiration or sooner termination of the Lease Term, all Tenant Alterations shall be surrendered to Landlord as part of the realty and shall then become Landlord's property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that if Landlord requires Tenant to remove any Tenant Alterations, Tenant shall so remove such Tenant Alterations prior to the expiration or sooner termination of the Lease Term. Notwithstanding the foregoing, Tenant shall not be obligated to remove any Tenant Alterations with respect to which the following is true: (i) Tenant was required, or elected, to obtain the approval of Landlord to the installation of the Leasehold Improvement in question; (ii) at the time Tenant requested Landlord's approval, Tenant requested of Landlord in writing that Landlord inform Tenant of whether or not Landlord would require Tenant to remove such Leasehold Improvement at the expiration of the Lease Term; and (iii) at the time Landlord granted its approval, it did not inform Tenant that it would require Tenant to remove such Leasehold Improvement at the expiration of the Lease Term.

             D. Landlord's consent to the construction of Tenant Alterations may be withheld in Landlord's sole discretion. Landlord's consent to construction of Tenant Alterations and Landlord's approval of plans and specifications for Tenant Alterations shall not create any responsibility or liability on Landlord's part in regard to the completeness, competency, design sufficiency, or compliance with Law of such Tenant Alterations or the plans and specifications therefor.

        7.4 Surrender/Restoration. Tenant shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair ordinary wear and tear excepted. Without limiting the generality of the above, Tenant shall remove all personal property, trade fixtures and floor bolts, patch all floors and cause all lights to be in good operating condition.

8.      INSURANCE; INDEMNITY.

        8.1 Payment of Premiums. The cost of the premiums for the insurance policies maintained by Landlord under this Paragraph 8 shall be a Common Area Operating Expense pursuant to Paragraph 4.2 hereof. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date of Expiration Date.

        8.2 Tenant's Insurance.

             (i) At its sole cost and expense, Tenant shall maintain in full force and effect during the Term of the lease the following insurance coverages insuring against claims which may arise from or in connection with the Tenant's operation and use of the leased premises.

                    (a) Commercial General Liability with minimum limits of $1,000,000 per occurrence; $3,000,000 general aggregate for bodily injury, personal injury and property damage. If required by Landlord, liquor liability coverage will be included.

                    (b) Workers' Compensation insurance with statutory limits and Employers Liability with a $1,000,000 per accident limit for bodily injury or disease.

                    (c) Automobile Liability covering all owned, non-owned and hired vehicles with a $1,000,000 per accident limit for bodily injury and property damage.

                    (d) Property insurance against all risks of loss to any tenant improvements or betterments and business personal property on a full replacement cost basis with no coinsurance penalty provision; and Business Interruption Insurance with a limit of liability representing loss of at least approximately THREE months of income.

             (ii) Tenant shall deliver to AMB certificates of all insurance reflecting evidence of required coverages prior to initial occupancy; and annually thereafter.

             (iii) If, in the opinion of Landlord's insurance advisor, the amount of scope of such coverage is deemed inadequate at any time during the Term, Tenant shall increase such coverage to such reasonable amounts or scope as Landlord's advisor deems adequate.

             (iv) All insurance required under Paragraph 8.2 (i) shall be primary and non-contributory (ii) shall provide for severability of interests,
(iii) shall be issued by insurers, licensed to do business in the state in which the Premises are located and which are rated A:VII or better by Best's Key Rating Guide, (iv) shall be endorsed to include Landlord and such other persons or entities as Landlord may from time to time designate, as additional insureds (Commercial General Liability only), and (v) shall be endorsed to provide at least 30-days prior notification of cancellation or material change in coverage to said additional insureds.

        8.3 Landlord's Insurance. Landlord may, but shall not be obligated to, maintain all risk, including earthquake and flood, insurance covering the buildings within the Industrial Center, Commercial General Liability and such other insurance in such amounts and covering such other liability or hazards as deemed appropriate by Landlord. The amount and scope of coverage of Landlord's insurance shall be determined by Landlord from time to time in its sole discretion and shall be subject to such deductible amounts as Landlord may elect. Landlord shall have the right to reduce or terminate any insurance or coverage. Premiums for any such insurance shall be a Common Area Operating Expense.

        8.4 Waiver of Subrogation. To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other on account of any and all claims Landlord or Tenant may have against the other with respect to property insurance actually carried, or required to be carried hereunder, to the extent of the proceeds realized from such insurance coverage.

        8.5 Indemnity. TO THE FULLEST EXTENT PERMITTED BY LAW, TENANT HEREBY AGREES TO DEFEND (WITH ATTORNEYS ACCEPTABLE TO LANDLORD), INDEMNIFY, PROTECT AND HOLD HARMLESS LANDLORD AND LANDLORD'S AGENTS AND ANY SUCCESSORS TO ALL OR ANY PORTION OF LANDLORD'S INTEREST IN THE PREMISES AND THEIR DIRECTORS, OFFICERS, PARTNERS, EMPLOYEES, AUTHORIZED AGENTS, REPRESENTATIVES, AFFILIATES AND MORTGAGES, FROM AND AGAINST ANY AND ALL DAMAGE, LOSS, CLAIM, LIABILITY AND EXPENSE INCLUDING, BUT NOT LIMITED TO, ACTUAL ATTORNEY'S FEES AND LEGAL COSTS, INCURRED DIRECTLY OR INDIRECTLY BY REASON OF ANY CLAIM, SUIT OR JUDGMENT BROUGHT BY OR ON BEHALF OF (I) ANY PERSON OR PERSONS FOR DAMAGE, LOSS OR EXPENSE DUE TO, BUT NOT LIMITED TO, BODILY INJURY OR PROPERTY DAMAGE SUSTAINED BY SUCH PERSON OR PERSONS WHICH ARISE OUT OF, ARE OCCASIONED BY, OR ARE IN ANY WAY ATTRIBUTABLE TO THE CONDITION, USE OR OCCUPANCY OF THE PREMISES OR THE ACTS OR OMISSIONS OF THE TENANT OR TENANT'S AGENTS IN OR ABOUT THE PREMISES OR THE PROJECT (INCLUDING BUT NOT LIMITED TO ANY EVENT OF DEFAULT HEREUNDER), OR (II) TENANT OR TENANT'S AGENTS FOR DAMAGE, LOSS OR EXPENSE DUE TO, BUT NOT LIMITED TO, BODILY INJURY OR PROPERTY DAMAGE WHICH ARISE OUT OF, ARE OCCASIONED BY, OR ARE IN ANY WAY ATTRIBUTABLE TO THE USE IF ANY OF THE COMMON AREA, EXCEPT TO THE EXTENT CAUSED SOLELY BY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS LEASE, LANDLORD SHALL NOT BE RELEASED OR INDEMNIFIED FROM, AND SHALL INDEMNIFY, DEFEND, PROTECT AND HOLD HARMLESS TENANT FROM, ALL DAMAGES, LIABILITIES, JUDGMENTS, ACTIONS, CLAIMS, ATTORNEY'S FEES, CONSULTANTS' FEES, PAYMENTS, COSTS AND EXPENSES ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL



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

MISCONDUCT OF LANDLORD OR ITS AGENTS, CONTRACTORS OR LICENSEES, OR LANDLORD'S VIOLATION OR APPLICABLE LAW.

        8.6 Exemption of Landlord from Liability. Except to the extent caused by the gross negligence or willful misconduct of Landlord, Landlord Entities shall not be liable for and Tenant waives any claims against Landlord Entities for injury or damage to the person or the property of Tenant, Tenant's employees, contractors, invitees, customers or any other person in or about the Premises, Building or Industrial Center from any cause whatsoever, including, but not limited to, damage or injury which is caused by or results from (i) fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or (ii) from the condition of the Premises, other portions of the Building or Industrial Center. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord nor from the failure by Landlord to enforce the provisions of any other lease in the Industrial Center. Notwithstanding Landlord's negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant's business, for any loss of income or profit therefrom or any indirect, consequential or punitive damages.

9.      DAMAGE OR DESTRUCTION.

        9.1 Termination Right. Tenant shall give Landlord immediate written notice of any damage to the Premises. Subject to the provisions of Paragraph 9.2, if the Premises or the Building shall be damaged to such an extent that there is substantial interference for a period exceeding 90 consecutive days with the conduct by Tenant of its business at the Premises, Tenant, at any time prior to commencement of repair of the Premises and following 10 days written notice to Landlord, may terminate this Lease effective 30 days after delivery of such notice to Landlord. Such termination shall not excuse the performance by Tenant of those covenants which under the terms hereof survive termination. Rent shall be abated in proportion to the degree of interference during the period that there is such substantial interference with the conduct of Tenant's business at the Premises. Abatement of rent and Tenant's right of termination pursuant to this provision shall be Tenant's sole remedy for failure of Landlord to keep in good order, condition and repair the foundations and exterior walls of the Building, Building roof, utility systems outside the Building and the Common Areas.

        9.2 Damage Caused by Tenant. Tenant's termination rights under Paragraph
9.1 shall not apply if the damage to the Premises or Building is the result of any act or omission of Tenant or of any of Tenant's agents, employees, customers, invitees or contractors ("Tenant Acts"). Any damage resulting from a Tenant Act shall be promptly repaired by Tenant. Landlord at its option may at Tenant's expense repair any damage caused by Tenant Acts. Tenant shall continue to pay all rent and other sums due hereunder and shall be liable to Landlord for all damages that Landlord may sustain resulting from a Tenant Act.

10.     REAL PROPERTY TAXES.

        10.1 Payment of Real Property Taxes. Landlord shall pay the Real Property Taxes due and payable during the term of this Lease and, except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Operating Expenses in accordance with the provisions of Paragraph 4.2.

        10.2 Real Property Tax Definition. As used herein, the term "Real Property Taxes" is any form of tax or assessment, general, special, ordinary or extraordinary, imposed or levied upon (a) the Industrial Center, (b) any interest of Landlord in the Industrial Center, (c) Landlord's right to rent or other income from the Industrial Center, and/or (d) Landlord's business of leasing the Premises. Real Property Taxes include (i) any license fee, commercial rental tax, excise tax, improvement bond or bonds, levy or tax; (ii) any tax or charge which replaces or is in addition to any of such above-described "Real Property Taxes" and (iii) any fees, expenses or costs (including attorney's fees, expert fees and the like) incurred by Landlord in protesting or contesting any assessments levied or any tax rate. The term "Real Property Taxes" shall also include any increase resulting from a change in the ownership of the Industrial Center or Building, the execution of this Lease or any modification, amendment or transfer thereof. Real Property Taxes for tax years commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date and Expiration Date.

        10.3 Additional Improvements. Operating Expenses shall not include Real Property Taxes attributable to improvements placed upon the Industrial Center by other tenants or by Landlord for the exclusive enjoyment of such other tenants. Notwithstanding Paragraph 10.1 hereof, Tenant shall, however, pay to Landlord at the time Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed by reason of improvements placed upon the Premises by Tenant or at Tenant's request.

        10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed.

        10.5 Tenant's Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant's improvements, fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises or stored within the Industrial Center.

11. UTILITIES. Tenant shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon.

12.     ASSIGNMENT AND SUBLETTING.

        12.1 Landlord's Consent Required.

             (a) Tenant shall not assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assign") or sublet all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent which consent shall not be unreasonably withheld. Relevant criteria in determining reasonability of consent include, but are not limited to, credit history of a proposed assignee or sublessee, references from prior landlords, any change or intensification of use of the Premises or the Common Areas and any limitations imposed by the Internal Revenue Code and the Regulations promulgated thereunder relating to Real Estate Investment Trusts. Assignment or sublet shall not release Tenant from its obligations hereunder. Tenant shall not (i) sublet or assign or enter into other arrangements such that the amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or assignee; (ii) sublet the Premises or assign this Lease to any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code (the "Code"); or (iii) sublet the Premises or assign this Lease in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Section
12.1 shall apply to any further subleasing by any subtenant.

             (b) A change in the control of Tenant shall constitute an assignment requiring Landlord's consent. The transfer, on a cumulative basis, of 50% or more of the voting or management control of Tenant shall constitute a change in control for this purpose.

        12.2 Rent Adjustment. If, as of the effective date of any permitted assignment or subletting the then remaining term of this Lease is less than ONE
(1) YEAR, Landlord may, as a condition to its consent: (i) require that the amount and adjustment schedule of the rent payable under this Lease be adjusted to what is then the market value and/or adjustment schedule for property similar to the Premises as then constituted, as determined by Landlord; or (ii) terminate the Lease as of the date of assignment or subletting subject to the performance by Tenant of those covenants which under the terms hereof survive termination.

13.     DEFAULT; REMEDIES.

        13.1 Default. The occurrence of any one of the following events shall constitute an event of default on the part of Tenant ("Default"):

             (a) The abandonment of the Premises by Tenant;

             (b) Failure to pay any installment of Base Rent, Additional Rent or any other monies due and payable hereunder, said failure continuing for a period of 3 BUSINESS days after the same is due;

             (c) A general assignment by Tenant or any guarantor for the benefit of creditors;

             (d) The filing of a voluntary petition in bankruptcy by Tenant or any guarantor, the filing of a voluntary petition for an arrangement, the filing of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by Tenant's creditors or guarantors;

             (e) Receivership, attachment, of other judicial seizure of the Premises or all or substantially all of Tenant's assets on the Premises;

             (f) Failure of Tenant to maintain insurance as required by Paragraph 8.2;

             (g) Any breach by Tenant of its covenants under Paragraph 6.2;

             (h) Failure in the performance of any of Tenant's covenants, agreements or obligations hereunder (except those failures specified as events of Default in other Paragraphs of this Paragraph 13.1 which shall be governed by such other Paragraphs), which failure continues for 10 days after written notice thereof from Landlord to Tenant provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such 10 day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion;

             (i) Any transfer of a substantial portion of the assets of Tenant, or any incurrence of a material obligation by Tenant, unless such transfer or obligation is undertaken or incurred in the ordinary course of Tenants business or in good faith for equivalent consideration, or with Landlord's consent; and

             (j) The default of any guarantors of Tenant's obligations hereunder under any guaranty of this Lease, or the attempted repudiation or revocation of any such guaranty.

        13.2 Remedies. In the event of any Default by Tenant, Landlord shall have the remedies set forth in the Addendum attached hereto entitled "Landlord's Remedies in Event of Tenant Default".

        13.3 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment of rent or other sum due from Tenant shall not be received by Landlord or Landlord's designee within 10 days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's Default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS LEASE, IF TENANT IS DELINQUENT IN THE PAYMENT OF RENT AND IS SUBJECT TO A LATE CHARGE OR INTEREST FEE, LANDLORD AGREES TO WAIVE THE LATE CHARGE OR INTEREST FEE IF (I) TENANT HAS NOT BEEN LATE IN ITS PAYMENT OF RENT DURING THE TWELVE (12) MONTH PERIOD PRECEDING THE RENT DELINQUENCY IN QUESTION AND (II) THE RENT DUE IS PAID WITHIN FIVE (5) DAYS OF LANDLORD'S WRITTEN NOTICE TO THE TENANT OF THE DELINQUENCY AMOUNT OWED.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Premises, or more than 25% of the portion of the Common Areas designated for Tenant's parking, is taken by condemnation, Tenant may, at Tenant's option, to be exercised in writing within 10 days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, provided, however, that Tenant shall be entitled to any compensation, separately awarded to Tenant for Tenant's relocation expenses and/or loss of Tenants trade fixtures. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of its net severance damages in the condemnation matter, repair any damage to the Premises caused by such condemnation authority. Tenant shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.     ESTOPPEL CERTIFICATE AND FINANCIAL STATEMENTS.

        15.1 Estoppel Certificate. Each party (herein referred to as "Responding Party") shall within 10 days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party, to the extent it can truthfully do so, an estoppel certificate, plus such additional information, confirmation and/or statements as be reasonably requested by the Requesting Party.

        15.2 Financial Statement. If Landlord desires to finance, refinance, or sell the Building, Industrial Center or any part thereof, Tenant and all Guarantors shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant's financial statements for the past 3 years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

16.     ADDITIONAL COVENANTS AND PROVISIONS.

        16.1 Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall not affect the validity of any other provision hereof.

        16.2 Interest on Past-Due Obligations. Any monetary payment due Landlord hereunder not received by Landlord within 10 days following the date on which it was due shall bear interest from the date due at 12% per annum, but not exceeding the maximum rate allowed by law in addition to the late charge provided for in Paragraph 13.3.

        16.3 Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

        16.4 Landlord Liability. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Industrial Center. Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease. In no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

        16.5 No Prior or Other Agreements. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and supersedes all oral, written prior or contemporaneous agreements or understandings.

        16.6 Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in the Paragraph 16.6. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Tenant's taking possessing of the Premises, the Premises shall constitute Tenant's address for the purpose of mailing or delivering notices to Tenant. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by written notice to Tenant.

        16.7 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via hand or overnight delivery or certified mail. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

        16.8 Waivers. No waiver by Landlord of a Default by Tenant shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default by Tenant of the same or any other term, covenant or condition hereof.

        16.9 Holdover. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. If Tenant holds over with the consent of Landlord: (i) the Base Rent payable shall be increased to 150% of the Base Rent applicable during the month immediately preceding such expiration or earlier termination; (ii) Tenant's right to possession shall terminate on 30 days notice from Landlord and (iii) all other terms and conditions of this Lease shall continue to apply. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys' fees incurred or suffered by Landlord by reason of Tenant's failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

        16.10 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies in law or in equity.

        16.11 Binding-Effect: Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

        16.12 Landlord. The covenants and obligations contained in this Lease on the part of Landlord are binding on Landlord, its successors and assigns, only during and in respect of their respective period of ownership of such interest in the Industrial Center. In the event of any transfer or transfers of such title to the Industrial Center, Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

        16.13 Attorneys' Fees and Other Costs. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding shall be entitled to reasonable attorneys' fees. The term "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought. Landlord shall be entitled to attorneys' fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting breach. Tenant shall reimburse Landlord on demand for all reasonable legal, engineering and other professional services expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

        16.14 Landlord's Access; Showing Premises; Repairs. Landlord and Landlord's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon reasonable notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises or to the Building, as Landlord may reasonably deem necessary. Landlord may at any time place on or about the Premises or Building any ordinary "For Sale" signs and Landlord may at any time during the last 180 days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Landlord shall be without abatement of rent or liability to Tenant.

        16.15 Signs. Tenant shall not place any signs at or upon the exterior of the Premises or the Building, except that Tenant may, with Landlord's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Tenant's own business so long as such signs are in a location designated by Landlord and comply with sign ordinances and the signage criteria established for the Industrial Center by Landlord.

        16.16 Termination; Mercer. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Default by Tenant, shall terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies.

        16.17 Quiet Possession. Upon payment by Tenant of the Base Rent and Additional Rent for the Premises and the performance of all of the covenants, conditions and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

        16.18 Subordination; Attornment; Non-Disturbance.

             (a) Subordination. This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or mortgage (collectively, "Mortgage") now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that any person holding any Mortgage shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease. In the event of Landlord's default with respect to any such obligation, Tenant will give any Lender, whose name and address have previously in writing been furnished Tenant, notice of a default by Landlord. Tenant may not exercise any remedies for default by Landlord unless and until Landlord and the Lender shall have received written notice of such default and a reasonable time (not less than 60 days) shall thereafter have elapsed without the default having been cured. If any Lender shall elect to have this Lease superior to the lien of its Mortgage and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage. The provisions of a Mortgage relating to the disposition of condemnation and insurance proceeds shall prevail over any contrary provisions contained in this Lease.

             (b) Attornment. Subject to the non-disturbance provisions of subparagraph C of this Paragraph 16.18, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Mortgage. In the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) be liable for security deposits or be bound by prepayment of more than one month's rent.

             (c) Non-Disturbance. With respect to Mortgage entered into by Landlord after the execution of this Lease, Tenant's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Mortgage holder that Tenant's possession and this Lease will not be disturbed so long as Tenant is not in default and attorns to the record owner of the Premises.

             (d) Self-Executing. The agreements contained in this Paragraph
16.18 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein. Landlord is hereby irrevocably vested with full power to subordinate this Lease to a Mortgage.

        16.19 Rules and Regulations. Tenant agrees that it will abide by, and to cause its employees, suppliers, shippers, customers, tenants, contractors and invitees to abide by all reasonable rules and regulations ("Rules and Regulations") which Landlord may make from time to time for the management, safety, care, and cleanliness of the Common Areas, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Industrial Center and their invitees. Landlord shall not be responsible to Tenant for the non-compliance with said Rules and Regulations by other tenants of the Industrial Center.

        16.20 Security Measures. Tenant acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures. Landlord has no obligations to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.

        16.21 Reservations. Landlord reserves the right to grant such easements that Landlord deems necessary and to cause the recordation of parcel maps, so long as such easements and maps do not reasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonable requested by Landlord to effectuate any such easements of maps.

        16.22 Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

        16.23 Offer. Preparation of this Lease by either Landlord or Tenant or Landlord's agent or Tenant's agent and submission of same to Tenant or Landlord shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

        16.24 Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.

        16.25 Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as Tenant, the obligations of such persons shall be the joint and several responsibility of all persons or entities named herein as such Tenant.

        16.26 Authority. Each person signing on behalf of Landlord or Tenant warrants and represents that he or she is authorized to execute and deliver this Lease and to make it a binding obligation of Landlord or Tenant.

             The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

LANDLORD:                              TENANT:

AMB PROPERTY, L.P.                     HARMONIC, INC.
a Delaware limited partnership         a Delaware corporation
By: AMB Property Corporation,
    a Maryland corporation             By: /s/  ROBIN N. DICKSON
                                          ---------------------------------
                                           Robin N. Dickson

By:  /s/ JOHN L. ROSSI                 Its: Chief Financial Officer
   -------------------------------        ----------------------------------
     John L. Rossi

Its: Regional Manager                  By:
                                          ----------------------------------

                                       Its:
                                          ----------------------------------

Telephone: (415)394-9000               Telephone: (408)542-2661
          ------------------------               ---------------------------

Facsimile: (415)394-0903               Facsimile: (408)542-2516
          ------------------------               ---------------------------

Executed at: 505 Montgomery Street     Executed at: 632 Caribbean Avenue
             6th Floor                              Sunnyvale, CA 94089
             San Francisco, CA 94111

Date:  5/12/00                         Date:
     -----------------------------          --------------------------------

                             FIRST ADDENDUM TO LEASE

        THIS FIRST ADDENDUM is dated for reference purposes as April 18, 2000, and is made a part of that Lease Agreement (the "Lease") dated April 18, 2000, by and between AMB PROPERTY L.P., a Delaware limited partnership ("Landlord") and HARMONIC, INC., a Delaware corporation ("Tenant") affecting certain real property commonly known as 632 Caribbean Drive, Sunnyvale, California, with reference to the following facts:

        1.      Base Monthly Rent:

April 1, 2003 - December 31, 2003: $2.30 NNN per square foot per month
January 1, 2004 - December 31, 2004: $2.40 NNN per square foot per month
January 1, 2005 - December 31, 2005: $2.50 NNN per square foot per month
January 1, 2006 - December 31, 2006: $2.60 NNN per square foot per month
August 2, 2006                       Adjustment to Fair market Value (FMV)
January 1, 2007 - December 31, 2007: $2.70 NNN per square foot per month or FMV January 1, 2008 - December 31, 2008: $2.80 NNN per square foot per month of FMV January 1, 2009 - December 31, 2009: $2.90 NNN per square foot per month or FMV January 1, 2010 - September 30, 2010: $3.00 NNN per square foot per month or FMV

             A. The Base Monthly Rent for the Period after August 2, 2006 shall be the greater of (i) one hundred percent (100%) of the Base Monthly Rent Schedule, or (ii) one hundred percent (100%) of the then fair market monthly rent determined as of the commencement of the Period in question based upon like buildings with like improvements in the area within the boundaries of Highways 101, 880 and the San Francisco Bay. However, the Fair Market Value Rent as determined by appraisal shall not exceed $4.00 per square foot per month in August 2006 with 5% annual increases through the balance of the term. The Period shall contain no free rent and the Premises shall be taken "as-is". If the parties are unable to agree upon the fair market monthly rent for the Premises for the option period in question at least seventy-five (75) days prior to the commencement of the option period in question, then the fair market monthly rent shall be determined by appraisal conducted pursuant to subparagraph B.

             B. In the event it becomes necessary to determine by appraisal the fair market rent of the Premises for the purpose of establishing the Base Monthly Rent during the Period, then such fair market monthly rent shall be determined by three (3) real estate appraisers, all of whom shall be members of the American Institute of Real Estate Appraisers with not less than five (5) years experience appraising real property (other than residential or agricultural property) located in Santa Clara County, California, in accordance with the following procedures:

                    (1) The party demanding an appraisal (the "Notifying Party") shall notify the other party (the "Non-Notifying Party") thereof by delivering a written demand for appraisal, which demand, to be effective, must give the name, address, and qualifications of an appraiser selected by the Notifying Party. Within ten (10) days of receipt of said demand, the Non-Notifying Party shall select its appraiser and notify the Notifying Party, in writing, of the name, address, and qualifications of an appraiser selected by it. Failure by the Non-Notifying Party to select a qualified appraiser within said ten (10) day period shall be deemed a waiver of its right to select a second appraiser on its own behalf and the Notifying Party shall select a second appraiser on behalf of the Non-Notifying Party within five (5) days after the expiration of said ten
(10) day period. Within ten (10) days from the date the second appraiser shall have been appointed, the two (2) appraisers so selected shall appoint a third appraiser. If the two appraisers fail to select a third qualified appraiser, the third appraiser shall be selected by the American Arbitrations Association or if it shall refuse to perform this function, then at the request of either Landlord or Tenant, such third appraiser shall be promptly appointed by the then Presiding Judge of the Superior Court of the State of California for the County of Santa Clara.

                    (2) The three (3) appraisers so selected shall meet in San Jose, California, not later than twenty (20) days following the selection of the third appraiser. At said meeting the appraisers so selected shall attempt to determine the fair market monthly rent of the Premises for the period in question (including the timing and amount of periodic increases).

                    (3) If the appraisers so selected are unable to complete their determinations in one meeting, they may continue to consult at such times as they deem necessary for a fifteen (15) day period from the date of the first meeting, in an attempt to have at least two (2) of them agree. If, at the initial meeting or at any time during said fifteen (15) day period, two (2) or more of the appraisers so selected agree on the fair market rent of the Leased Premises, such agreement shall be determinative and binding on the parties hereto, and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Landlord and Tenant of the amount set by such agreement.

                    (4) If two (2) or more appraisers do not so agree within said fifteen (15) day period, then each appraiser shall, within five (5) days after the expiration of said fifteen (15) day period, submit his independent appraisal in simple letter form to Landlord and Tenant stating his determination of the fair market rent of the Premises for the period in question. The parties shall then determine the fair market rent for the Premises by determining the average of the fair market rent set by each of the appraisers. However, if the lowest appraisal is less than eighty-five percent (85%) of the middle appraisal then such lowest appraisal shall be disregarded and/or if the highest appraisal is greater than one hundred fifteen percent (115%) of the middle appraisal then such highest appraisal shall be disregarded. If the fair market rent set by any appraisal is so disregarded, then the average shall be determined by computing the average set by the other appraisals that have not been disregarded.

                    (5) Nothing contained herein shall prevent Landlord and Tenant from jointly selecting a single appraiser to determine the fair market rent of the Premises, in which event the determination of such appraisal shall be conclusively deemed the fair market rent of the Premises.

                    (6) Each party shall bear the fees and expenses of the appraiser selected by or for it, and the fees and expenses of the third appraiser (or the joint appraiser if one joint appraiser is used) shall be borne fifty percent (50%) by Landlord and fifty percent (50%) by Tenant.

        2. Early Occupancy:

             A. As consideration for Tenant's performance of all obligations to be performed by Tenant under the Lease, and upon receipt of (i) the first month's Base Monthly Rent and Security Deposit totaling $221,850.00, and (ii) a certificate of insurance as provided by Article 9.1 C of the Lease, Landlord shall permit Tenant to enter and use the Premises commencing thirty (30) days prior to Commencement until the Commencement Date (the "Early Occupancy Period"). Such occupancy during the Early Occupancy Period shall be subject to all of the terms, covenants and conditions of the Lease provided, however, that the rent payable during the Early Occupancy Period shall be waived.

             B. In the event either party shall bring any action or legal proceeding for damages for alleged breach of any provision of this agreement, to recover rent, to terminate tenancy of the Premises, or to enforce, protect or establish any term or covenant of this agreement or the Lease or right of remedy of either party, the prevailing party shall be entitled to recover as a part of such action or proceeding, reasonable attorney's fees and court costs as may be fixed by the court or jury.

             C. In consideration of executing this Early Occupancy Agreement, Tenant agrees to indemnify and save Landlord harmless of and from any and all liability, damage, expense, cause of action, suits or claims or judgments resulting from injury to person or property arising from the use of the Premises by Tenant during the Early Occupancy Period, including loss or damage to Tenant, its equipment, materials or supplies.

             D. Tenant agrees to cooperate with construction personnel completing the Interior Improvements in the Premises and not cause any delay in the completion of these improvements. It is the intent of Landlord and Tenant that Tenant's obligation to pay the Base Monthly Rent and all Additional Rent not be delayed by any cause or other act of Tenant and, if it is so delayed, and provided that Landlord promptly notifies Tenant in writing of each separate delay and the estimated period of delay, then Tenant's obligation to pay the Base Monthly Rent and all Additional Rent shall commence as of the date it would have commenced absent said delay caused by Tenant.

             E. During the Early Occupancy Period, Tenant shall arrange to have all utility services, including but not limited to gas, electric, water and trash, billed directly to Tenant for payment.

        3. Tenant Maintenance: Tenant shall (i) maintain, repair and replace when necessary all HVAC equipment which services only the Premises, and shall keep the same in good condition through regular inspection and servicing, and
(ii) maintain continuously throughout the Lease Term a service contract for the maintenance of all such HVAC equipment with a licensed HVAC repair and maintenance contractor approved by Landlord, which contract provides for the periodic inspection and servicing of the HVAC equipment at least once every sixty (60) days during the Lease Term. Tenant shall furnish Landlord with a copy of such service contract, which shall provide that it may not be cancelled or changed without at least thirty (30) day's prior written notice to Landlord. Notwithstanding the foregoing, Landlord may elect at any time to assume responsibility for the maintenance, repair and replacement of such HVAC equipment which serves only the Premises. Tenant shall maintain continuously through the Lease Term a service contract for the washing of all windows (both interior and exterior surfaces) in the Premises.

        4. Landlord's Remedies in Event of Tenant Default: (AMB)

             A. Termination. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

                    (1) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

                    (2) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

                    (3) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                    (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new lessee or lessees; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

                    (5) such reasonable attorneys' fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

                    (6) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in subparagraphs (1) and (2) above, the "worth at the time of award" is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

             B. Continuation of Lease. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease,

Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, provided tenant has the right to sublet or assign, subject only to reasonable limitations).

             C. Re-entry. In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

             D. Reletting. In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph a, Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys' fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; (4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

             E. Termination. No re-entry or taking of possession of the Premises by Landlord pursuant to this Addendum shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

             F. Cumulative Remedies. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

             G. No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant's estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

             H. Notice Provisions. Tenant agrees that any notice given by Landlord pursuant to Paragraph 13.1 of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

        5. Year 2000 Disclaimer: Landlord hereby disclaims any liability for any and all damages, injuries or other losses, whether ordinary, special, consequential, punitive or otherwise, arising out of, relating to, or in connection with, (a) the failure of any automated, computerized and/or software system or other technology used in, on, or about the Property or relating to the management or operation of the Property to accurately receive, provide or process date/time data (including, but not limited to, calculating, comparing and sequencing) both before and after September 9, 1999, and before, after, during and between the years 1999 A. D. and 2000 A. D., and leap year calculations and, or (b) the malfunction, ceasing to function or providing of invalid or incorrect results by any such technology as a result of date/time data. The foregoing disclaimer shall apply to any such technology used in, on, or about the Property or that affects the Property, whether or not such technology is within the control of Owner or any of Owner's agents or representatives. THE FOREGOING DISCLAIMER INCLUDES A DISCLAIMER OF ALL WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE MATTERS DESCRIBED HEREIN, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

LANDLORD:                              TENANT:

AMB PROPERTY, L.P.                     HARMONIC, INC.
a Delaware limited partnership         a Delaware corporation
By: AMB Property Corporation,
    a Maryland corporation             By: /s/  ROBIN N. DICKSON
                                          ---------------------------------
                                           Robin N. Dickson

By:  /s/ JOHN L. ROSSI                 Its: Chief Financial Officer
   -------------------------------        ----------------------------------
     John L. Rossi

Its: Regional Manager                  By:
                                          ----------------------------------

                                       Its:
                                           ---------------------------------

Telephone: (415)394-9000               Telephone: (408)542-2661
          ------------------------               ---------------------------

Facsimile: (415)394-0903               Facsimile: (408)542-2516
          ------------------------               ---------------------------

Executed at: 505 Montgomery Street     Executed at: 632 Caribbean Avenue
             6th Floor                              Sunnyvale, CA 94089
             San Francisco, CA 94111

Date:  5/12/00                         Date:
     -----------------------------          --------------------------------

                                  EXHIBIT "A"

                                    SITE PLAN

                                                              AMB PROPERTY, L.P.
PROJECT 8J01                                         MBC/MOFFETT BUSINESS CENTER
R&D                                        TOTAL PROJECT SQUARE FOOTAGE: 285,480
--------------------------------------------------------------------------------


[FLOOR PLAN]

                                   EXHIBIT B

                          COMMENCEMENT DATE CERTIFICATE

        THIS COMMENCEMENT DATE CERTIFICATE is made as of April 18, 2000, by and between the parties hereto with regard to that Lease dated April 18, 2000, by and between AMB PROPERTY, L.P., a Delaware limited partnership, as Landlord ("Landlord"), and HARMONIC, INC., a California corporation as Tenant ("Tenant"), affecting those Premises commonly known as 632 Caribbean Drive, Sunnyvale, California. The parties hereto agree as follows:

        1. Possession of the Premises has been delivered to Tenant and Tenant has accepted and taken possession of the Premises.

        2. The Commencement Date of the Lease Term is April 1, 2003 and the Lease Term shall expire on September 30, 2010 unless sooner terminated according to the terms of the Lease or by mutual agreement.

        3. The Base Monthly Rent initially due pursuant to the Lease is Ninety-One Thousand Three Hundred Fifty and 00/100 Dollars ($91,350.00) per month, subject to any subsequent adjustments required by the Lease.

        4. Landlord has received a Security Deposit in the amount of One Hundred Thirty Thousand Five Hundred and 00/Dollars ($130,500.00). In addition, Tenant has prepaid rent in the amount of Ninety-One Thousand Three Hundred Fifty and 00/Dollars ($91,350.00), which shall be applied to the first installment of Base Monthly Rent.

        5. The Lease is in full force and effect, neither party is in default of its obligations under the Lease, and Tenant has no setoffs, claims, or defenses to the enforcement of the Lease.

LANDLORD:                              TENANT:

AMB PROPERTY, L.P.                     HARMONIC, INC.
a Delaware limited partnership         a Delaware corporation
By: AMB Property Corporation,
    a Maryland corporation             By: /s/  ROBIN N. DICKSON
                                          ---------------------------------
                                           Robin N. Dickson

By:  /s/ JOHN L. ROSSI                 Its: Chief Financial Officer
   -------------------------------        ----------------------------------
     John L. Rossi

Its: Regional Manager                  By:
                                          ----------------------------------

                                       Its:
                                           ---------------------------------

Telephone: (415)394-9000               Telephone: (408)542-2661
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Facsimile: (415)394-0903               Facsimile: (408)542-2516
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Executed at: 505 Montgomery Street     Executed at: 632 Caribbean Avenue
             6th Floor                              Sunnyvale, CA 94089
             San Francisco, CA 94111

Date:  5/12/00                         Date:
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

                                  EXHIBIT "C"

                              IMPROVEMENT AGREEMENT

                                  NOT APPLICABLE

                                  EXHIBIT "D"

                             APPROVED SPECIFICATIONS

                                 NOT APPLICABLE

                                  EXHIBIT "E"

                       DESCRIPTION OF PRIVATE RESTRICTIONS

                                (NOT APPLICABLE)

                                   EXHIBIT "F"

                                  SIGN CRITERIA

                                 (NOT APPLICABLE)

                                  EXHIBIT "H"

                                LEGAL DESCRIPTION

                                 NOT APPLICABLE

                                   EXHIBIT 1

                             RULES AND REGULATIONS


      This Exhibit sets forth the rules and regulations governing Tenant's use of the Common Area and the Premises leased to Tenant pursuant to the terms, covenants and conditions of the Lease to which this Exhibit is attached. Unless otherwise defined, capitalized terms used herein shall have the same meanings as set forth in the Lease. In the event of any conflict or inconsistency between this Exhibit and the Lease, the Lease shall control.

      1. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

      2. The walls, walkways, sidewalks, entrance passages, courts and vestibules shall not be obstructed or used for any purpose other than ingress and egress of pedestrian travel to and from the Premises, and shall not be used for loitering or gathering, or to display, store or place any merchandise, equipment or devices, or for any other purpose. The walkways, entrance passageways, courts, vestibules and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. No tenant or employee or invitee of any tenant shall be permitted upon the roof of the Building.

      3. No awnings or other projection shall be attached to the outside walls of the Building. No security bars or gates, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without prior written consent of the Landlord. Neither the interior or exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord.

      4. Tenant shall not in any way deface any part of the Premises or the Building. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord in writing. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

      5. The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant.

      6. Landlord shall direct electricians as to the manner and location of any future telephone wiring. No boring or cutting for wires will be allowed without the prior consent of Landlord. The locations of the telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.



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
     7. No exterior storage shall be allowed at any time without the prior written approval of Landlord. The Premises shall not be used for cooking or washing clothes without the prior written consent of Landlord, or for lodging or sleeping or for any immoral or illegal purposes.

     8. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, machinery, or otherwise. Tenant shall not use, keep or permit to be used, or kept, any foul or obnoxious gas or substance in the Premises or permit or suffer the Premises to be used or occupied in any manner offensive or objectionable to Landlord or other occupants of this or neighboring buildings or premises by reason of any odors, fumes or gases.

     9. Neither Tenant nor any of Tenant's Agents shall at any time bring or keep upon the Premises any toxic, hazardous, inflammable, combustible or explosive fluid, chemical or substance without the prior written consent of Landlord.

    10.   No animals shall be permitted at any time within the Premises.

    11. Tenant shall not use the name of the Building or the Project in connection with or in promoting or advertising the business of Tenant, except as Tenant's address, without the prior written consent of Landlord. Landlord shall have the right to prohibit any advertising by Tenant which uses the name of, or uses pictures or depictions of, the Building or the Project if such advertising in Landlord's reasonable opinion, tends to impair the reputation of the Project or its desirability for its intended uses, and upon written notice from Landlord Tenant shall refrain from or discontinue such advertising.

    12. Canvassing, soliciting, peddling, parading, picketing, demonstrating or otherwise engaging in any conduct that unreasonably impairs the value or use of the Premises or the Project are prohibited and Tenant shall cooperate to prevent the same.

    13. All equipment of any electrical or mechanical nature shall be placed by Tenant on the Premises in such a way as to best minimize, absorb and prevent any vibration, noise or annoyance. No equipment of any type shall be placed on the Premises which in Landlord's opinion exceeds the load limits of the floor or otherwise threatens the soundness of the structure or improvements of the Building.

    14. All furniture, equipment and freight shall be moved in and out of the Building only at hours and in accordance with rules established by Landlord, and shall not impair vehicular and pedestrian circulation in the Common Area. Landlord will not be responsible for loss or damage to any furniture, equipment, or other personal property of Tenant from any cause.

    15. No air conditioning unit or other similar apparatus shall be installed or used by Tenant without the prior written consent of Landlord.

    16. No aerial antenna shall be erected on tile roof or exterior walls of the Premises, or on the grounds, without in each instance the prior written consent of Landlord. Any aerial or antenna so installed by or on behalf of Tenant without such written consent shall be subject to removal by Landlord at any time without prior notice at the expense of Tenant, and Tenant shall upon Landlord's demand pay a reasonable removal fee to Landlord.




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
     17. The entire Premises, including vestibules, entrances, doors, fixtures, windows and plate glass, shall at all times be maintained in a safe, neat and clean condition by Tenant. All trash, refuse and waste materials shall be regularly removed from the Premises by Tenant and placed in the containers at the locations designated by Landlord for refuse collection. All cardboard boxes must be "broken down" prior to being placed in the trash containers. All styrofoam chips must be bagged or otherwise contained prior to placement in the trash containers, so as not to constitute a nuisance. Pallets may not be disposed of in the trash containers or enclosures. The burning of trash, refuse or waste materials is prohibited.

     18. All keys for the Premises shall be provided to Tenant by Landlord and Tenant shall return to Landlord any of such keys so provided upon the termination of the Lease. Tenant shall not change locks or install other locks on doors of the Premises without the prior written consent of Landlord, except for Secure Areas within the Premises. In the event of loss of any keys furnished by Landlord for Tenant, Tenant shall pay to Landlord the costs thereof.

     19. No person shall enter or remain within the Project while intoxicated or under the influence of liquor or drugs. Landlord shall have the right to exclude or expel from the Project any person who, in the absolute discretion of Landlord, is under the influence of liquor or drugs.

     Tenant agrees to comply with all of the foregoing Rules and Regulations. Should Tenant not abide by these Rules and Regulations, Landlord or any "Operator," "Association" or "Declarant" under any Restrictions may serve a notice to correct the deficiencies. If Tenant has not corrected the deficiencies by the end of the notice period set forth in Section 15.1(g) of the Lease, Tenant will be in default of the Lease, and Landlord and/or its designee shall have the right, without further notice, to cure the violation at Tenant's expense.

     Landlord reserves the right to amend or supplement the foregoing Rules and Regulations and to adopt and promulgate additional reasonable rules and regulations applicable to the Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant. Notwithstanding anything to the contrary herein or in the Lease, Tenant shall not be required to comply with any new rules, regulations or restrictions, unless the same apply generally and non-discriminatorily to the occupants of the Project, do not unreasonably interfere with Tenant's use of the Premises or Tenant's parking rights and do not materially increase Tenant's obligations or decrease Tenant's rights under this Lease.

     Neither Landlord nor Landlord's Agents or any other person or entity shall be responsible to Tenant or to any other person for the ignorance or violation of these Rules and Regulations by any other tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition precedent, waivable only by Landlord, to Tenant's occupancy of the Premises.


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